UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

March 30, 2006
(March 24, 2006)
Date of Report
(Date of earliest event reported)

Commission file number 0-51696

TRULITE, INC. (Exact name of small business issuer as specified in its charter)
Delaware	24-5711620
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
Three Riverway, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number, including area code: (817) 846-9898

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James Kevin Shurtleff resigned from the position of member of the Board of Directors and Vice President of Trulite, Inc (the "Company"), effective as of March 24, 2006. Mr. Shurtleff will stay with the Company as necessary to assist in the transition of responsibilities to his replacement.

The Company has not yet replaced Mr. Shurtleff.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

17.1	Resignation Letter dated March 24, 2006

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC.

    /s/ John Sifonis
John Sifonis
President

Date:  March 29, 2006